UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2015

Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC	27105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 519-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 26, 2015, Hanesbrands Inc. (the “Company”) entered into a First Amendment to Rights Agreement (the “Amendment”), amending the Rights Agreement dated as of September 1, 2006 (the “Rights Agreement”) between the Company and Computershare Trust Company, N.A., as Rights Agent. The purpose of the Amendment, which was approved by the Company’s Board of Directors, was to increase the percentage of the Company’s outstanding common stock (“Common Stock”) that may be held by passive institutional investors under the Rights Agreement.

The Rights Agreement provides that an “Acquiring Person,” which is generally defined as any stockholder who acquires or holds 15% or more of the Company’s Common Stock, will trigger the Rights issued under the Rights Agreement to become exercisable. Pursuant to the terms of the Amendment, the definition of Acquiring Person as set forth in the Rights Agreement was modified so as to specifically exclude “Passive Institutional Investors,” so long as the Passive Institutional Investor does not acquire or hold 20% or more of the Company’s Common Stock.

The Amendment generally defines a Passive Institutional Investor as a stockholder which has reported beneficial ownership of Common Stock on Schedule 13G, but only so long as (i) the stockholder is eligible to report such ownership on Schedule 13G and (ii) the stockholder has not reported and is not required to report such ownership on Schedule 13D and the stockholder does not hold shares of Common Stock on behalf of any person who has reported or is required to report beneficial ownership of Common Stock on Schedule 13D.

The Amendment also provides that if a former Passive Institutional Investor should report or become required to report beneficial ownership of Common Stock on Schedule 13D, that former Passive Institutional Investor will not be deemed to be or to have become an Acquiring Person if: (i) at the time it reports or becomes required to report beneficial ownership of Common Stock on Schedule 13D, that former Passive Institutional Investor has beneficial ownership of less than 15% of the Company’s Common Stock; or (ii) (a) it divests as promptly as practicable (but in any event not later than 20 business days after becoming required to report on Schedule 13D) beneficial ownership of a sufficient number of shares of Common Stock, without exercising or retaining any power with respect thereto, so that it would no longer be an Acquiring Person and (b) prior to reducing its beneficial ownership to below 15%, it does not increase its beneficial ownership of Common Stock above its lowest beneficial ownership at any time during the 20-business day period.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on September 5, 2006, and the Amendment, a copy of which is attached hereto as Exhibit 4.1 hereto and incorporated herein by reference.
Item 3.03. Material Modification of Rights of Security Holders

The description of the Amendment to the Rights Agreement discussed in Item 1.01 above is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit 4.1	First Amendment to Rights Agreement dated March 26, 2015 between Hanesbrands Inc. and Computershare Trust Company, N.A.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 27, 2015	HANESBRANDS INC.

	By:	/s/ Joia M. Johnson
Joia M. Johnson
Chief Legal Officer, General Counsel and Corporate Secretary

Exhibits

4.1	First Amendment to Rights Agreement dated March 26, 2015 between Hanesbrands Inc. and Computershare Trust Company, N.A.